Exhibit 99.1
Freddie Mac Reports Net Income of $2.0 Billion for First Quarter 2023

Making Home Possible for 250,000 Households in First Quarter 2023
•Financed 190,000 mortgages, with 54% of eligible loans being affordable to low- to moderate-income families, and enabled 72,000 first-time homebuyers to purchase a home
•Financed 60,000 rental units, with 89% of eligible units being affordable to low- to moderate-income families

First Quarter 2023 Financial Results

Market Liquidity Provided - $65 Billion	Homes and Rental Units Financed - 250,000	Net Worth - $39.1 Billion	Total Mortgage Portfolio - $3.4 Trillion

Consolidated
•Net income of $2.0 billion, a decrease of 47% year-over-year, primarily driven by lower net revenues and a credit reserve build in the current period compared to a credit reserve release in the prior year period
•Net revenues of $4.8 billion, a decrease of 17% year-over-year, as higher net interest income was offset by a decline in non-interest income
•Provision for credit losses of $0.4 billion in the first quarter of 2023, compared to a benefit for credit losses of $0.8 billion in the first quarter of 2022
•New business activity of $59 billion, down 72% year-over-year, as both home purchase activity and refinance activity slowed due to higher mortgage interest rates
•Mortgage portfolio of $3.0 trillion, up 4% year-over-year and flat quarter-over-quarter, as portfolio growth has moderated in recent periods due to the slowdown in new business activity
•Serious delinquency rate of 0.62%, down from 0.92% at March 31, 2022, primarily driven by the decline of loans in forbearance
•Completed approximately 24,000 loan workouts
•62% of mortgage portfolio covered by credit enhancements
•New business activity of $6 billion, down 60% year-over-year, as higher mortgage interest rates and greater market uncertainty have reduced demand for multifamily mortgage financing
•Mortgage portfolio of $426 billion, up 3% year-over-year and down 1% quarter-over-quarter, primarily due to the slowdown in new business activity
•Delinquency rate of 0.13%, up from 0.08% at March 31, 2022
•93% of mortgage portfolio covered by credit enhancements

“Freddie Mac’s solid performance in the first quarter helped promote sustainable homeownership and rental opportunities across the nation. In an uncertain economic environment, we remain focused on our mission and will continue to serve as a stabilizing force for the housing finance system.”

Michael J. DeVito
Chief Executive Officer

Net Revenues $4.8 Billion Net Income $2.0 Billion Comprehensive Income $2.0 Billion

Single-Family

Net Revenues $4.2 Billion Net Income $1.7 Billion Comprehensive Income $1.7 Billion

Multifamily

Net Revenues $0.6 Billion Net Income $0.3 Billion Comprehensive Income $0.4 Billion

Freddie Mac First Quarter 2023 Financial Results
May 3, 2023

McLean, VA — Freddie Mac (OTCQB: FMCC) today reported net income of $2.0 billion for the first quarter of 2023, a decrease of 47% year-over-year, primarily driven by lower net revenues and a credit reserve build in the current period compared to a credit reserve release in the prior year period.
Net revenues were $4.8 billion, down 17% year-over-year, as higher net interest income was offset by a decline in non-interest income. Net interest income was $4.5 billion, up 10% year-over-year, primarily driven by mortgage portfolio growth, higher average portfolio guarantee fee rates, and higher investments net interest income due to higher interest rates. These increases were partially offset by a decline in deferred fee income due to slower prepayments as a result of higher mortgage interest rates. Non-interest income was $0.3 billion, down 81% year-over year, primarily driven by a decline in net investment gains in Single-Family from elevated levels in the prior year period.
Provision for credit losses was $0.4 billion for the first quarter of 2023, driven by a modest credit reserve build primarily attributable to new acquisitions in Single-Family. The benefit for credit losses of $0.8 billion for the first quarter of 2022 was primarily driven by a credit reserve release due to higher estimated house prices and an improvement in forecasted economic conditions.
Non-interest expense remained unchanged at $1.9 billion.
Summary of Consolidated Statements of Income and Comprehensive Income

(Dollars in millions)	1Q 2023	4Q 2022	Change	1Q 2022	Change
Net interest income	$4,501	$4,588	($87)	$4,104	$397
Non-interest income	326	245	81	1,742	(1,416)
Net revenues	4,827	4,833	(6)	5,846	(1,019)
(Provision) benefit for credit losses	(395)	(575)	180	837	(1,232)
Non-interest expense	(1,932)	(2,042)	110	(1,932)	—
Income before income tax expense	2,500	2,216	284	4,751	(2,251)
Income tax expense	(505)	(453)	(52)	(953)	448
Net income	1,995	1,763	232	3,798	(1,803)
Other comprehensive income (loss), net of taxes and reclassification adjustments	54	25	29	(120)	174
Comprehensive income	$2,049	$1,788	$261	$3,678	($1,629)

Conservatorship metrics (in millions)
Net worth	$39,067	$37,018	$2,049	$31,711	$7,356
Senior preferred stock liquidation preference	109,666	107,878	1,788	100,681	8,985
Remaining Treasury funding commitment	140,162	140,162	—	140,162	—
Cumulative dividend payments to Treasury	119,680	119,680	—	119,680	—
Cumulative draws from Treasury	71,648	71,648	—	71,648	—

Freddie Mac First Quarter 2023 Financial Results
May 3, 2023

Single-Family Segment
Financial Results
Net Revenues
(In billions)

Net Income
(In billions)
Comprehensive Income
(In billions)

(Dollars in millions)	1Q 2023	4Q 2022	Change	1Q 2022	Change
Net interest income	$4,296	$4,363	($67)	$3,806	$490
Non-interest income	(93)	(118)	25	1,408	(1,501)
Net revenues	4,203	4,245	(42)	5,214	(1,011)
(Provision) benefit for credit losses	(318)	(521)	203	831	(1,149)
Non-interest expense	(1,783)	(1,863)	80	(1,778)	(5)
Income before income tax expense	2,102	1,861	241	4,267	(2,165)
Income tax expense	(425)	(381)	(44)	(856)	431
Net income	1,677	1,480	197	3,411	(1,734)
Other comprehensive income (loss), net of taxes and reclassification adjustments	(1)	22	(23)	(12)	11
Comprehensive income	$1,676	$1,502	$174	$3,399	($1,723)
First Quarter 2023
Net income of $1.7 billion, down 51% year-over-year.
•Net revenues were $4.2 billion, down 19% year-over year.
◦Net interest income was $4.3 billion, up 13% year-over-year, primarily driven by mortgage portfolio growth, higher average portfolio guarantee fee rates, and higher investments net interest income due to higher interest rates. These increases were partially offset by a decline in deferred fee income due to slower prepayments driven by higher mortgage interest rates.
◦Non-interest income was a loss of $0.1 billion for the first quarter of 2023, compared to non-interest income of $1.4 billion for the first quarter of 2022, which was primarily driven by spread-related gains on commitments to hedge the securitization pipeline during that period.
•Provision for credit losses was $0.3 billion for the first quarter of 2023, driven by a modest credit reserve build primarily attributable to new acquisitions. The benefit for credit losses of $0.8 billion for the first quarter of 2022 was driven by a credit reserve release due to higher estimated house prices and an improvement in forecasted economic conditions.

Freddie Mac First Quarter 2023 Financial Results
May 3, 2023

Single-Family Segment
Business Results
New Business Activity
(UPB in billions)

Mortgage Portfolio
(UPB in billions)

Serious Delinquency Rate

	1Q 2023	4Q 2022	Change	1Q 2022	Change
New Business Statistics:
Single-Family homes funded (in thousands)	190	252	(62)	691	(501)
Purchase borrowers (in thousands)	157	200	(43)	279	(122)
Refinance borrowers (in thousands)	33	52	(19)	412	(379)
Affordable to low- to moderate-income families (%)(1)	54	57	(3)	52	2
First-time homebuyers (%)(2)	51	49	2	48	3
Average estimated guarantee fee rate (bps)	55	51	4	49	6
Weighted average original loan-to-value (LTV) (%)	79	78	1	72	7
Weighted average original credit score	749	747	2	746	3
UPB covered by new CRT issuance (in billions)	$15	$58	($43)	$208	($193)
Portfolio Statistics:
Average estimated guarantee fee rate (bps)	48	48	—	47	1
Weighted average current LTV (%)	55	54	1	54	1
Weighted average current credit score	755	756	(1)	756	(1)
Loan count (in millions)	13.6	13.6	—	13.4	0.2
Credit-Related Statistics:
Loan workout activity (in thousands)	24	22	2	49	(25)
Credit enhancement coverage (%)	62	61	1	55	7
(1) Eligible loans acquired affordable to families earning at or below 120% of area median income (AMI).
(2) Calculated as a percentage of purchase borrowers with loans secured by primary residences.
Business Highlights
•83% of new acquisitions in the first quarter of 2023 were purchase loans, compared to 40% in the first quarter of 2022, as refinance activity slowed due to higher mortgage interest rates. First-time homebuyers represented 51% of new single-family home purchase loans.
•Single-Family loan workout activity decreased to 24,000 from 49,000 in the first quarter of 2022, as the overall forbearance population continued to decline.
•Credit enhancement coverage of the Single-Family mortgage portfolio increased to 62% at March 31, 2023, up from 55% at March 31, 2022.

Freddie Mac First Quarter 2023 Financial Results
May 3, 2023

Multifamily Segment
Financial Results

Net Revenues
(In billions)

Net Income
(In billions)

Comprehensive Income
(In billions)

(Dollars in millions)	1Q 2023	4Q 2022	Change	1Q 2022	Change
Net interest income	$205	$225	($20)	$298	($93)
Non-interest income	419	363	56	334	85
Net revenues	624	588	36	632	(8)
(Provision) benefit for credit losses	(77)	(54)	(23)	6	(83)
Non-interest expense	(149)	(179)	30	(154)	5
Income before income tax expense	398	355	43	484	(86)
Income tax expense	(80)	(72)	(8)	(97)	17
Net income	318	283	35	387	(69)
Other comprehensive income (loss), net of taxes and reclassification adjustments	55	3	52	(108)	163
Comprehensive income	$373	$286	$87	$279	$94
First Quarter 2023
Net income of $0.3 billion, down 18% year-over-year.
•Net revenues were $0.6 billion, down 1% year-over-year.
◦Net interest income was $0.2 billion, down 31% year-over-year, primarily due to lower prepayment income driven by higher mortgage interest rates.
◦Non-interest income was $0.4 billion, up 25% year-over-year, primarily driven by higher guarantee income, partially offset by lower net investment gains. Guarantee income increased as the first quarter of 2022 included fair value losses on guarantee assets due to rising interest rates. Net investment gains declined due to lower revenue from held-for-sale loan purchase and securitization activity as a result of lower volumes and lower margins, coupled with net losses from interest-rate risk management activities.
•Provision for credit losses was $0.1 billion for the first quarter of 2023, compared to a small benefit for credit losses for the first quarter of 2022, primarily due to a credit reserve build to reflect increased uncertainty in forecasted economic conditions.

Freddie Mac First Quarter 2023 Financial Results
May 3, 2023

Multifamily Segment
Business Results
New Business Activity
(UPB in billions)

Mortgage Portfolio
(UPB in billions)
Delinquency Rate

	1Q 2023	4Q 2022	Change	1Q 2022	Change
New Business Statistics:
Number of rental units financed (in thousands)(1)	60	252	(192)	143	(83)
Affordable to low-income families (%)(2)	64	67	(3)	81	(17)
Affordable to low- to moderate-income families (%)(3)	89	95	(6)	97	(8)
Weighted average original LTV (%)	57	58	(1)	67	(10)
Weighted average original debt service coverage ratio	1.27	1.25	0.02	1.33	(0.06)
UPB covered by new CRT issuance (in billions)	$8	$16	($8)	$14	($6)
Portfolio Statistics:
Average guarantee fee rate charged (bps)	44	43	1	43	1
Credit-Related Statistics:
Credit enhancement coverage (%)	93	93	—	94	(1)
(1) Includes rental units financed by supplemental loans.
(2) Eligible units acquired affordable to families earning at or below 80% of AMI.
(3) Eligible units acquired affordable to families earning at or below 120% of AMI.
Business Highlights
•The company provided financing for 60,000 multifamily rental units. 64% of the eligible multifamily rental units financed were affordable to low-income families.
•The Multifamily delinquency rate increased slightly quarter-over-quarter and also increased year-over-year. The year-over-year change was primarily driven by an increase in delinquent loans in our senior housing and small balance loan portfolios. 95% of the delinquent loans in the Multifamily mortgage portfolio have credit enhancement coverage.
•The UPB of mortgage loans covered by new CRT transactions decreased year-over-year, primarily due to fewer securitizations with subordination as a result of a smaller average held-for-sale securitization pipeline.

Freddie Mac First Quarter 2023 Financial Results
May 3, 2023

About Freddie Mac’s Conservatorship
Since September 2008, Freddie Mac has been operating under conservatorship with FHFA as Conservator. The support provided by Treasury pursuant to the Purchase Agreement enables the company to maintain access to the debt markets and have adequate liquidity to conduct its normal business operations. The amount of funding available to Freddie Mac under the Purchase Agreement was $140.2 billion at March 31, 2023.
Pursuant to the Purchase Agreement, Freddie Mac will not be required to pay a dividend to Treasury on the senior preferred stock until it has built sufficient capital to meet the capital requirements and buffers set forth in the Enterprise Regulatory Capital Framework. As a result, the company was not required to pay a dividend to Treasury on the senior preferred stock in March 2023. As the company builds capital during this period, the quarterly increases in its Net Worth Amount have been, or will be, added to the aggregate liquidation preference of the senior preferred stock. The liquidation preference of the senior preferred stock increased to $109.7 billion on March 31, 2023 based on the increase in the Net Worth Amount during the fourth quarter of 2022, and will increase to $111.7 billion on June 30, 2023 based on the increase in the Net Worth Amount during the first quarter of 2023.
Additional Information
For more information, including information related to Freddie Mac’s financial results, conservatorship, and related matters, see the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 and the company’s First Quarter 2023 Financial Results Supplement. These documents are available on the Investor Relations page of the company’s website at www.FreddieMac.com.
Additional information about Freddie Mac and its business is also set forth in the company’s other filings with the SEC, which are available on the Investor Relations page of the company’s website at www.FreddieMac.com and the SEC’s website at www.sec.gov. Freddie Mac encourages all investors and interested members of the public to review these materials for a more complete understanding of the company’s financial results and related disclosures.
Webcast Announcement
Management will host a conference call at 9 a.m. Eastern Time on May 3, 2023 to share the company’s results with the media. The conference call will be concurrently webcast. To access the audio webcast, use the following link: https://edge.media-server.com/mmc/p/9zio98kj. The replay will be available on the company’s website at www.FreddieMac.com for approximately 30 days. All materials related to the call will be available on the Investor Relations page of the company’s website at www.FreddieMac.com.

Media Contact: Frederick Solomon (703) 903-3861	Investor Contact: Laurie Garthune (571) 382-4732

*    *    *    *
This press release contains forward-looking statements, which may include statements pertaining to the conservatorship, the company’s current expectations and objectives for its Single-Family and Multifamily segments, its efforts to assist the housing market, liquidity and capital management, economic and market conditions and trends including, but not limited to, changes in observed and forecasted house price appreciation, its market share, the effect of legislative and regulatory developments and new accounting guidance, the credit quality of loans the company owns or guarantees, the costs and benefits of the company’s CRT transactions, banking crises or failures, the effects of natural disasters, other catastrophic events, and significant climate change effects and actions taken in response thereto on its business, results of operations, and financial condition. Forward-looking statements involve known and unknown risks and uncertainties, some of which are beyond the company’s control. Management’s expectations for the company’s future necessarily involve a number of assumptions, judgments, and estimates, and various factors, including changes in economic and market conditions, liquidity, mortgage spreads, credit outlook, actions by the U.S. government (including FHFA, Treasury, and Congress) and state and local governments, changes in the fiscal and monetary policies of the Federal Reserve, and the impacts of legislation or regulations and new or amended accounting guidance, that could cause actual results to differ materially from these expectations. These assumptions, judgments, estimates, and factors are discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2022, Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, and Current Reports on Form 8-K, which are available on the Investor Relations page of the company’s website at www.FreddieMac.com and the SEC’s website at

Freddie Mac First Quarter 2023 Financial Results
May 3, 2023

www.sec.gov. The company undertakes no obligation to update forward-looking statements it makes to reflect events or circumstances occurring after the date of this press release.
Freddie Mac makes home possible for millions of families and individuals by providing mortgage capital to lenders. Since its creation by Congress in 1970, the company has made housing more accessible and affordable for homebuyers and renters in communities nationwide. The company is building a better housing finance system for homebuyers, renters, lenders, and taxpayers. Learn more at FreddieMac.com, Twitter @FreddieMac and Freddie Mac’s blog FreddieMac.com/blog.

Freddie Mac First Quarter 2023 Financial Results
May 3, 2023

FREDDIE MAC
Condensed Consolidated Statements of Income and Comprehensive Income (Unaudited)

(In millions, except share-related amounts)	1Q 2023	4Q 2022	1Q 2022
Net interest income
Interest income	$24,987	$23,816	$17,740
Interest expense	(20,486)	(19,228)	(13,636)
Net interest income	4,501	4,588	4,104
Non-interest income
Guarantee income	466	383	70
Investment gains, net	(225)	(280)	1,513
Other income	85	142	159
Non-interest income	326	245	1,742
Net revenues	4,827	4,833	5,846
(Provision) benefit for credit losses	(395)	(575)	837
Non-interest expense
Salaries and employee benefits	(374)	(390)	(356)
Credit enhancement expense	(530)	(559)	(459)
Benefit for (decrease in) credit enhancement recoveries	49	44	(17)
Legislative assessments expense	(735)	(749)	(759)
Other expense	(342)	(388)	(341)
Non-interest expense	(1,932)	(2,042)	(1,932)
Income before income tax expense	2,500	2,216	4,751
Income tax expense	(505)	(453)	(953)
Net income	1,995	1,763	3,798
Other comprehensive income (loss), net of taxes and reclassification adjustments	54	25	(120)
Comprehensive income	$2,049	$1,788	$3,678
Net income	$1,995	$1,763	$3,798
Amounts attributable to senior preferred stock	(2,049)	(1,788)	(3,678)
Net income attributable to common stockholders	($54)	($25)	$120
Net income per common share	($0.02)	($0.01)	$0.04
Weighted average common shares (in millions)	3,234	3,234	3,234

Freddie Mac First Quarter 2023 Financial Results
May 3, 2023

FREDDIE MAC
Condensed Consolidated Balance Sheets (Unaudited)

	March 31,	December 31,
(In millions, except share-related amounts)	2023	2022
Assets
Cash and cash equivalents (includes $834 and $707 of restricted cash and cash equivalents)	$5,873	$6,360
Securities purchased under agreements to resell	108,036	87,295
Investment securities, at fair value	37,712	38,701
Mortgage loans held-for-sale (includes $2,926 and $3,218 at fair value)	12,782	12,197
Mortgage loans held-for-investment (net of allowance for credit losses of $7,835 and $7,391 and includes $1,238 and $1,214 at fair value)	3,024,249	3,022,318
Accrued interest receivable, net	8,662	8,529
Deferred tax assets, net	5,329	5,777
Other assets (includes $5,982 and $5,890 at fair value)	22,337	27,156
Total assets	$3,224,980	$3,208,333
Liabilities and equity
Liabilities
Accrued interest payable	$7,507	$7,309
Debt (includes $2,811 and $3,047 at fair value)	3,167,514	3,145,832
Other liabilities (includes $894 and $759 at fair value)	10,892	18,174
Total liabilities	3,185,913	3,171,315
Commitments and contingencies
Equity
Senior preferred stock (liquidation preference of $109,666 and $107,878)	72,648	72,648
Preferred stock, at redemption value	14,109	14,109
Common stock, $0.00 par value, 4,000,000,000 shares authorized, 725,863,886 shares issued and 650,059,553 shares outstanding	—	—
Retained earnings	(43,671)	(45,666)
AOCI, net of taxes, related to:
Available-for-sale securities	(32)	(84)
Other	(102)	(104)
Total AOCI, net of taxes	(134)	(188)
Treasury stock, at cost, 75,804,333 shares	(3,885)	(3,885)
Total equity	39,067	37,018
Total liabilities and equity	$3,224,980	$3,208,333
The table below presents the carrying value and classification of the assets and liabilities of consolidated variable interest entities (VIEs) on the company's condensed consolidated balance sheets.
	March 31,	December 31,
(In millions)	2023	2022
Assets:
Cash and cash equivalents (includes $740 and $610 of restricted cash and cash equivalents)	$741	$611
Securities purchased under agreements to resell	10,881	9,703
Investment securities, at fair value	113	126
Mortgage loans held-for-investment, net	2,977,998	2,971,601
Accrued interest receivable, net	8,083	7,944
Other assets	5,925	5,019
Total assets of consolidated VIEs	$3,003,741	$2,995,004
Liabilities:
Accrued interest payable	$6,779	$6,619
Debt	2,987,050	2,979,070
Total liabilities of consolidated VIEs	$2,993,829	$2,985,689